VERT CAPITAL CORP.

Lender,

and

LOGICAL CHOICE CORPORATION

Borrower,

LINE OF CREDIT AGREEMENT

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 30th day of September (the “Execution Date”) by and among VERT CAPITAL CORP., a Delaware corporation (the “Lender”) and LOGICAL CHOICE CORPORATION, a Nevada corporation (the “Borrower”).

R E C I T A L S:

A. The Borrower wishes to obtain from the Lender, advances which shall be up to a maximum of $500,000 (the “Line of Credit”) for the purpose of providing the borrower with funds necessary to complete the IPO process.

B. Borrower has agreed to secure performance of its obligations under this Agreement and the Note (hereinafter defined) by granting to the Lender a first lien and security interest in and to all of the assets and properties of the Borrower, all pursuant to the Security Agreement (hereinafter defined.

C. In full reliance on the representations made by Borrower in this Agreement and the Line of Credit Documents (as defined in Article I of this Agreement), Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I
DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Advances” shall mean one or more amounts funded by the Lender to the Borrower (including the Prior Advances”) as part of the Line of Credit under this Agreement.

“Affiliate” shall mean: (a) with respect to a corporation, (1) any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner of more than 20% of any class of shares or other equity security, or (2) any Person which, directly or indirectly, controls or is controlled by or is under common control with such corporation; and (b) with respect to a partnership, venture or limited liability company, any (1) general partner or member, (2) general partner of a general partner or member, (3) partnership with a common general partner or member, or (4) co-venturer thereof, and if any general partner, member or co-venturer is a corporation, any Person which is an Affiliate of such corporation. For purposes hereof, “controls” (which includes the correlative meanings of “controlled by” and “under common control with”) means effective power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Business” shall mean the business of business of developing and selling education, business and government products and services.

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“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the State of Georgia.

“Closing Date” shall mean the individual and collective reference to the various dates of funding of each of the Line of Credit during the Funding Period, and shall include the Execution Date.

“Collateral” shall mean all items of personal property defined in the Security Agreement.

“Event of Default” shall mean the occurrence and continuance of any of the events listed in Sections 6.1 or 6.2 of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Hazardous Substances” shall mean any explosives, PCBs, radioactive materials, asbestos, urea formaldehyde, foam insulation, hydrocarbon contaminants, underground or above ground tanks, pollutants, waste, contaminants, hazardous, dangerous, radioactive or corrosive or deleterious or toxic substances or materials or hazardous or special waste or any other such substance or material as defined or regulated pursuant to any environmental laws.

“Lien” shall mean any lien, mortgage, security interest, collateral assignment, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of general creditors of the owner of the property or assets.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of Five Hundred Thousand Dollars ($500,000).

“Line of Credit Documents” shall mean the following documents executed in conjunction with and supporting this Agreement: (i) the Note and (ii) the Security Agreement. All of the Line of Credit Documents are incorporated herein by reference.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean the IPO effective date, the date all sums evidenced by the Note shall be due and payable out of the proceeds of the IPO.

“Note” shall mean reference to the promissory Note issued by the Borrower to the Lender to evidence the Line of Credit and in the form of Exhibit B annexed hereto and made a part hereof.

“Permitted Liens” shall mean those encumbrances, security interests, legal notations, charges, liens and interests permitted by the Lender, as described in Schedule A.

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“Person” shall mean and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

“Security Agreement” shall mean the security agreement to be entered into by the Borrower, as debtor, with the Lender, as secured party, all in the form of Exhibit C annexed hereto and made a part hereof.

“Tax” shall mean all present and future taxes, levies, imposts, withholdings, duties, charges or fees of any nature whatsoever including without limitation any customs, franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, fuel, leasing, occupational, value added, turnover, excess profits, excise, gross receipts, gross profits, registration, license, corporation, capital gains, export, custom, import, net income, taxes (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national, foreign, regional or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon, and any assessments in respect of any of the foregoing, and Tax and Taxation shall be construed accordingly.

ARTICLE II
AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. Following the Execution Date, the Lender shall make periodic Advances to the Borrower as part of the Line of Credit up to a maximum amount of Advances not to exceed the sum of FIVE HUNDRED THOUSAND ($500,000), representing the total principal amount of the Line of Credit (the “Principal Indebtedness”). The entire Principal Indebtedness of the Line of Credit shall be due and payable on the earlier to occur of (a) the occurrence and continuation of an Event of Default hereunder, or (b) the Maturity Date (as the same may be extended as herein provided).

2.2 Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of ten (10%) percent per annum (the “Interest Rate”). Interest at the Interest Rate shall be accrued monthly on the last Business Day of each month, commencing November 30, 2014, with the final payment of interest due and payable, together with the then outstanding Principal Indebtedness on the Maturity Date.

2.3 Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twenty-two (22%) percent (the “Default Interest Rate”).

2.4 Disbursement of Funds; Use of Proceeds. The Advances representing the Principal Indebtedness of the Line of Credit shall be funded to the Borrower in accordance with a funding schedule submitted by the Borrower to the lender and approved by the Lender (the “Funding Schedule”). The proceeds of funding under the Line of Credit shall be used by the Borrower solely for working capital and to repay all or a portion of Borrower’s accounts payable and accrued expenses.

2.5 Security. The Line of Credit and the Note evidencing such Line of Credit shall be secured by the Security Agreement executed and acknowledged by Borrower, as debtor, and shall constitute a first priority lien and security interest granted to the Lender against all of the Borrower’s assets and properties, and subject only to the Permitted Liens.

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2.6 Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, at any time prior to the Maturity Date, without the prior written consent of each of the Lender and without payment of any premium or penalty.

ARTICLE III
ADDITIONAL AGREEMENTS OF THE BORROWER

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower at closing of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’ sole discretion.

(a) Authority. Borrower shall deliver to Lender an officers certificate, in form and substance satisfactory to Lender, attaching: (1) a copy of its organizational documents, together with any and all amendments thereto, (2) a current shareholder’s register, (3) a certified resolution authorizing it to enter into the transactions contemplated by this Agreement, and (4) such other documents as Lender may reasonably request. The resolutions referred to above shall designate and authorize the individual or individuals executing the Line of Credit Documents in behalf of Borrower to execute and deliver the same.

(b) Line of Credit Documents. The Borrower shall execute and deliver to the Lender, a counterpart of all Line of Credit Documents in favor of the Lender, with all security filings (completed as advised by Lender’s counsel and evidence satisfactory to Lender that such filings are not subject to any prior filings other than filings in respect of Permitted Liens.

(c) UCC Financing Statements. Borrower authorizes the Lender or its legal counsel to file Uniform Commercial Code financing statements in all appropriate jurisdictions and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code to perfect Lender’s security interest granted in the Line of Credit.

(d) Miscellaneous Items. Borrower shall deliver to Lender such other items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedules to the Merger Agreement, the Borrower does hereby represent and warrant to Lender that the representations and warranties set forth in the Merger Agreement are true as of the date hereof (except as to any representation or warranty which specifically relates to another date), as set forth in the Merger Agreement and subject to the qualifications thereof set forth in the Merger Agreement.

ARTICLE V
COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

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5.1 Use of Proceeds. Unless otherwise consented to by Lender, Borrower shall use the proceeds of the Line of Credit only in accordance with the provisions of this Agreement.

5.2 Insurance. Borrower shall provide and maintain, at all times, not less than $1,000,000 of business insurance coverage.

5.3 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents.

5.4 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or a default under any of the Line of Credit Documents;

(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower delivered to Lender, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower; and

(c) Any claim, action or proceeding materially affecting title to the Collateral given by Borrower to Lender under any of the Line of Credit Documents.

5.5 Distributions. Borrower shall make no distributions of cash or properties or pay any dividends in cash or properties to its members without the prior written consent of Lender.

5.6 Secured Indebtedness. Except for Permitted Liens and purchase money Indebtedness (not to exceed $25,000 in the aggregate) incurred to purchase or lease equipment for the Business and secured only by Liens on the specific item of equipment purchased or leased, the Borrower shall incur no Indebtedness secured by liens or security interests on their assets without the Lender’s prior written consent.

5.7 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

5.8 Transfer. Without the prior written approval of Lender, Borrower shall not authorize or permit a change in the ownership or control of Borrower (including any sale, transfer, assignment, pledge, hypothecation or conveyance (collectively, “Transfer”) of all or part of the securities of Borrower), or any Transfer of any material assets of Borrower, including its Intellectual Property.

5.9 Acquisitions. Without the prior written approval of the Lender, Borrower shall not acquire or invest in any securities issued by any Person or participate in any partnership or joint venture or the acquisition of any business assets or unincorporated business operations.

5.10 Contract Changes. Without the prior written approval of the Lender, neither the Borrower nor any of its Affiliates shall amend or modify any material contract or agreement to which the Borrower is a party.

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5.11 Dispositions. Without the prior written approval of the Lender, the Borrower will not convey, sell, lease, transfer or otherwise dispose of, in any one transaction, any asset having a fair market value in excess of $10,000 or assets having an aggregate fair market value in excess of $25,000, except for sales of inventories made in the ordinary course of business.

5.12 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, do any of the following:

(a) (i) liquidate, dissolve or wind-up the Business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing;

(b) Admit any additional members to the Borrower or sell, transfer or assign any membership interests or other equity interests in the Borrower; or

(c) make any disbursement or payment to the Majority Stockholder, except as expressly set forth in the documents executed in connection with the Merger Agreement.

5.13 Monthly Reports. Borrower shall deliver to the Lender not later than 30 days after the end of each calendar month, reports containing information with respect to the immediately preceding calendar month (“Monthly Reports”), which information shall include (a) monthly cash flow and P&L statements, (b) monthly balance sheets, and (c) such other information as may be reasonably requested by the Lender.

ARTICLE VI
EVENTS OF DEFAULT; REMEDIES

6.1 Events of Default Not Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents without the requirement of notice from Lender to Borrower:

(a) Nonpayment. The failure of Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement or any of the Line of Credit Documents; provided, that Borrower shall have a five (5) business day period after which such payment is due in order to cure such breach.

(b) Voluntary Bankruptcy or Insolvency. The occurrence and continuance of any of the following with respect to the Borrower: (1) the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties; (2) an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay their respective debts as they become due; or (3) the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction.

(c) Misrepresentation. Any representation or warranty made by Borrower in this Agreement or any of the Line of Credit Documents is or proves to have been incorrect when made and such inaccuracy causes a Material Adverse Event.

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6.2 Events of Default Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents following written notice from Lender to Borrower and Guarantors as described below:

(a) Default of Covenants. The occurrence and continuance of a material default by Borrower under any material term, covenant or condition contained in this Agreement, any of the Line of Credit Documents or the Restated Operating Agreement, which default shall not be cured within thirty (30) days following notice of default.

(b) Involuntary Bankruptcy or Receivership. The occurrence and continuance of any of the following with respect to the Borrower or any of the Guarantors: (1) the filing against any of them of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties which is not dismissed within sixty (60) days; (2) the appointment of a receiver or trustee of any of their respective properties which is not discharged within sixty (60) days; or (3) the attachment or execution by levy against any substantial portion of any of their respective properties which is not discharged within sixty (60) days.

(c) Governmental Action. If any action is taken or any power is exercised by any municipality or government, or by any department, agency or instrumentality thereof, which is reasonably likely to adversely affect the financial performance, condition or prospects of Borrower or the Guarantors, including without limitation any action or power which may result in the expropriation of any material portion of the Property or personal property of Borrower or the Guarantors or in the lapse, revocation or restriction of any license, permit franchise or approval held or enjoyed by it.

(d) Title to Assets. If the title to any assets of any of Borrower or the security interests and charges created by any of the Line of Credit Documents are materially jeopardized or impaired.

(e) Line of Credit Documents. If the Line of Credit Documents ceases for any reason to be enforceable in full force and effect in accordance with its terms at any time, with or without the Lender being notified thereof.

6.3 Notice. If any Event of Default shall occur (whether or not any required notice has been given or an applicable grace period has elapsed), Lender shall not be obligated to make any further advances or disbursements until such Event of Default is remedied. Unless otherwise expressly provided by the terms of this Agreement, or the Line of Credit Documents, if an Event of Default shall occur and be continuing, Lender shall give written notice of such occurrence to Borrower as follows:

(a) Monetary Default. In the event of a monetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period.

(b) Nonmonetary Default. In the event of a nonmonetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period. However, if the nonmonetary default cannot reasonably be corrected within the applicable cure period, Borrower shall have an additional thirty (30) days to remedy such nonmonetary default if Borrower notifies Lender of the manner in which the nonmonetary default shall be cured, and if appropriate corrective action is instituted within the initial specified cure period and is diligently pursued thereafter. In the event that correction of the default requires action by a Governmental Authority which cannot reasonably be obtained within an additional twenty (20) days, and Borrower has complied with the conditions of the previous sentence, such twenty (20) day cure period shall be extended to some other reasonable amount of time, so long as the Borrower’ Business is not impaired and continues in the ordinary course until the default is cured.

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6.4 Election of Remedies. If an Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all obligations of Lender under this Agreement and under the Line of Credit Documents shall cease and terminate, and at the election of Majority Lender, the Lender may: (i) declare the outstanding Principal Indebtedness evidenced by the Note and secured by the Line of Credit Document immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Documents; (iii) exercise Lender’s rights with respect to any other Collateral given as security for the repayment of the Line of Credit; or (iv) Subject to the provisions of Section 6.5(b) below, exercise any other right or remedy available to Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

6.5 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

ARTICLE VII
MISCELLANEOUS

7.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower are unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

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7.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower, Guarantors and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all obligations and undertakings of Borrower and Guarantors shall have been fully discharged.

7.6 Assignment and Notices.

(a) Neither Borrower nor any of the Guarantors may assign, in whole or in part, any of their rights or obligations under this Agreement, the Line of Credit Documents or any other agreement or commitment (in addition to this Agreement and the Line of Credit Documents) in existence between Lender on one hand, and Borrower, on the other hand, without the prior written consent of the Lender The Lender may assign this Agreement or any of the other Line of Credit Documents. .

(b) Except as otherwise provided in this Agreement or in any Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by facsimile, addressed in the same manner as provided in this Merger Agreement. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by facsimile (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

7.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.8 Actions. Lender shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding which might affect Lender’ security or Lender’s rights, duties or liabilities relating to the Line of Credit, the Collateral, any of the assets of Borrower or this Agreement.

7.9 No Partnership. Nothing contained in this Agreement, or in any Line of Credit Document shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Documents.

7.10 Interpretation. Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

7.11 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

7.12 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

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7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.14 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.15 Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other of the Line of Credit Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Line of Credit Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Line of Credit Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.16 Currency. All references to monetary amounts in this Agreement, and in the other Line of Credit Documents, shall be deemed to refer to U.S. dollars, lawful currency of the United States of America.

7.17 Jury Waiver. BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.18 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.19 Facsimile Signatures.. This Agreement and all Line of Credit Documents may be executed by facsimile signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[Signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Line of Credit Agreement this 30th day of September, 2014.

LENDER:

VERT CAPITAL CORP.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President

BORROWER:

LOGICAL CHOICE CORPORATION

By:	/s/ Sheri Lofgren
Sheri Lofgren, Chief Financial Officer

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SCHEDULE A

PERMITTED LIENS

“Permitted Liens” means any of the following:

(a) Liens directly securing the Obligations to the Lender evidenced by the Note and the other Line of Credit Documents;

(b) Liens which secure purchase money Indebtedness and capital lease obligations with respect to the purchase or lease of additional equipment and which encumber only the assets acquired with such purchase money Indebtedness or the assets subject to such capital lease;

(c) Pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(d) Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;

(e) Liens for Taxes and Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens) provided that (i) except as disclosed on the Disclosure Schedule, the amount secured is not overdue by more than ninety (90) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible); and

(f) Rights of offset or statutory banker’s Liens arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank.

EXHIBIT B to Line of Credit Agreement

PROMISSORY NOTE

$500,000	September 30, 2014

FOR VALUE RECEIVED, LOGICAL CHOICE CORPORATION, a Nevada corporation (referred to herein as “Borrower”) with a business address at 1045 Progress Circle, Lawrenceville, GA 30043, hereby unconditionally agrees and promises to pay to the order of VERT CAPITAL CORP., a Delaware corporation (the “Lender” and/or its successors and assigns (collectively, with the Lender, the “Holder”), at, or such other place as the Holder may from time to time designate, the principal sum of FIVE HUNDRED THOUSAND ($500,000) DOLLARS or such lesser amount as may be advanced and outstanding under the Line of Credit Agreement (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate defined in the Line of Credit Agreement, dated September 30, 2014 between the Borrower and the Lender (the “Line of Credit Agreement”).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Line of Credit Agreement.

(a) Principal Indebtedness of the Loan. The entire Principal Indebtedness advanced under the Line of Credit Agreement (the “Loan”) shall be due and payable on the IPO effective date.

(b) Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of six (10%) percent per annum (the “Interest Rate”). Interest at the Interest Rate shall be accrued monthly on the last Business Day of each month, commencing October 31, 2014, with the final payment of interest due and payable, together with the then outstanding Principal Indebtedness on the Maturity Date.

(c) Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twelve (22%) percent (the “Default Interest Rate”).

(d) All payments shall be applied first to interest and then to principal. The Borrower may not prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date, except as otherwise provided in the Line of Credit Agreement.

(e) This Note is intended to be governed by the laws of the State of Nevada.

(f) It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in the Line of Credit Agreement, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable.

(g) Borrower shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

(h) The Borrower hereby waive diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

(i) All agreements between the Holder and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.

(j) Borrower acknowledge that Holder’s willingness to make the loan represented by this Note is based on the facts represented to Holder by Borrower as set forth in the Merger Agreement referred to in the Line of Credit Agreement.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

LOGICAL CHOICE CORPORATION, INC.
a Nevada corporation

By:
Name:	James Mark Elliott
Title:	Chief Executive Officer

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EXHIBIT C to Line of Credit Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of September 30, 2014 by and between LOGICAL CHOICE CORPORATION, a Nevada corporation (the “Debtor”) and VERT CAPITAL CORP., a Delaware corporation (the “Secured Party”).

RECITALS

A. Secured Party and the Debtor have entered into a Line of Credit Agreement, dated as of September 30, 2014 (the “Line of Credit Agreement”);

B. Secured Party has agreed to provide Debtor with a $500,000 line of credit (the “Loan”);

C. The Loan is evidenced by that certain promissory note of Debtor maturing on the Maturity Date, as defined in the Line of Credit Agreement (the “Note”).

D. The parties intend that Debtor’s obligations to repay and otherwise perform its obligations under the Note be secured by all of the Collateral (as defined below) of Debtor.

E. Unless otherwise expressly defined in this Agreement, all capitalized terms when used herein, shall have the same meanings are they are defined in the Line of Credit Agreement.

F. The Recitals shall be deemed to be an integral part of this Agreement as though more fully set forth at length in the body of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. To secure the full and timely performance of all of Debtor’s obligations and liabilities to Secured Party pursuant to Line of Credit Agreement, the Note and the related Loan Documents (collectively, the “Obligations”), Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to Secured Party a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit ”A” to this Agreement (the “Collateral”).

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2. Priority of Security Interest. Secured Party and Debtor each acknowledge and agree that:

(a) the Security Interest granted by the Debtor in the Collateral owned by the Debtor pursuant to this Agreement represents a first priority lien and Security Interest in such Collateral; and

(b) upon the occurrence of any Event of Default under the Line of Credit Agreement, or any related Loan Documents thereunder or hereunder, the Secured Party may exercise any of its rights and remedies with respect to the Collateral owned by the Debtor or the Security Interest granted by the Debtor hereunder, all as provided in this Agreement.

3. Representations and Covenants.

(a) Other Liens. Debtor owns all right, title and interest in the Collateral (or has appropriate rights to use in the case of property subject to leases, licenses or similar arrangements in which any one or more Debtor is the licensee or lessee) and, except for liens in favor of the Secured Party or other Permitted Liens as defined in the Line of Credit Agreement, Debtor will not permit the Collateral to be subject to any adverse lien, security interest or encumbrance (other than Permitted Liens), and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. Except as disclosed to Secured Party, no financing statements covering any Collateral or any proceeds thereof are on file in any public office.

(b) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, subject only to the Permitted Liens (as defined in the Line of Credit Agreement) securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code (“UCC”) financing statements shall have been duly perfected. Except for the filing of the UCC financing statements referred to in the immediately following paragraph, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtor, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Party hereunder.

(c) Debtor hereby authorizes the Secured Party to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

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(d) Further Documentation. At any time and from time to time, at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The undersigned Debtor hereby authorizes Secured Party to file with the appropriate filing office, now or hereafter from time to time, financing statements, continuation statements and amendments thereto, naming the undersigned as Debtor and covering all of the Collateral of each of the Debtor, including but not limited to any specific listing, identification or type of all or any portion of the assets of the undersigned. The undersigned acknowledges and agrees, by evidence of its signature below, that this authorization is sufficient to satisfy the requirements of Revised Article 9 of the Uniform Commercial Code.

(e) Indemnification. Debtor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, all reasonable legal fees and expenses): (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or are determined to be payable with respect to any of the Collateral; (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided, however, that this indemnification shall not extend to any damages caused by the gross negligence or willful misconduct of Secured Party.

(f) Change of Jurisdiction of Organization; Relocation of Business or Collateral. Debtor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records or allow the relocation of any Collateral (unless such relocation is in the ordinary course of business) without thirty (30) days’ prior written notice to Secured Party.

(e) Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuation of any Event of Default (as defined in the Line of Credit Agreement), Debtor shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the accounts, chattel paper, instruments or amounts due under any contract or document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of Debtor’s business.

(f) Insurance. Debtor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Debtor.

(g) Authority. Debtor has all requisite corporate or other power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms. The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Debtor or the articles of incorporation or by-laws of Debtor, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Debtor is a party or by which it or its properties may be bound or affected.

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(h) Defense of Intellectual Property. Debtor shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its material copyrights, patents, trademarks and trade secrets, (ii) use commercially reasonable efforts to detect infringements of its copyrights, patents, trademarks and trade secrets and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any copyrights, patents, trademarks or trade secrets material to Debtor’s business to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party.

(i) Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to create in favor of the Secured Party a valid, perfected and continuing perfected first priority lien in the Collateral.

(j) Inspection Rights. Secured Party will have full access during normal business hours, and upon reasonable prior notice, to all of the books, correspondence and other records of Debtor relating to the Collateral, and Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records, subject to Debtor’s reasonable confidentiality requirements. Debtor agrees to render to Secured Party, at Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(k) Compliance with Laws, Etc. Debtor shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of Debtor’s business; provided, however, that Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of Debtor, adversely affect Secured Party’s rights or the priority of its liens on the Collateral.

(l) Payment of Obligations. Debtor shall pay before delinquency all obligations associated with the Collateral, including license fees, taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral; as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity or amount of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on Debtor’s books in accordance with generally accepted accounting principles. The obligation of Debtor to repay the Loan evidenced by the Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loan.

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(m) Limitations on Liens on Collateral. Except for the Permitted Liens, Debtor shall not create, incur or permit to exist, shall defend the Collateral against and shall take such other action as is necessary to remove, any lien or claim on or to the Collateral, and shall defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all other persons. Any prior security interest and lien granted by Debtor to Secured Party in connection with the Collateral shall remain in full force and effect, and Secured Party shall continue to have a first-priority, perfected security interest in and lien upon the collateral described therein

(n) Limitations on Dispositions of Collateral. Debtor shall not sell, transfer, lease or otherwise dispose of a material portion of the Collateral, or offer or contract to do so without the written consent of Secured Party; provided, however, that Debtor will be allowed to (1) sell its inventories in the ordinary course of business and (2) sell and grant non-exclusive licenses to its products, intellectual property and related documentation in the ordinary course of business.

(o) Good Standing. Commencing on a date which shall be not more than thirty (30) days from the date of this Agreement, the Debtor shall be and at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(p) Inventory. Except in the ordinary course of business, Debtor may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party which shall not be unreasonably withheld or delayed.

(q) Offices. Debtor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(r) Certificates. At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, Debtor shall deliver such Collateral to the Agent.

(s) Tangible Chattel. Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Party, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

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(t) Letter-of-Credit. To the extent that any Collateral consists of letter-of-credit rights, Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party

(u) Third Party. To the extent that any Collateral is in the possession of any third party, Debtor shall join with the Secured Party in notifying such third party of the Secured Party’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Party.

(v) Tort Claims. If any Debtor shall at any time hold or acquire a commercial tort claim, Debtor shall promptly notify the Secured Party in a writing signed by Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent

(w) Further Identification of Collateral. Debtor has full right, title and interest in and to all identified Collateral listed on Exhibit “A”. Debtor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

4. Secured Party’s Appointment as Attorney-in-Fact.

(a) Powers. Debtor and Secured Party hereby appoints the officers or agents of Secured Party (each an “Agent”) to act on behalf of Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of Debtor and in the name of Debtor or in its own name, so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, Secured Party, in its discretion, will have the right, without notice to, or the consent of, Debtor, to do any of the following on Debtor’s behalf:

(i) to pay or discharge any obligations in connection with the Collateral, including license fees and taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to Secured Party or as Secured Party directs;

(iii) to ask for or demand, collect and receive payment of and receipt for any payments due or to become due at any time in respect of or arising out of any Collateral;

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(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;

(vii) to assign any license or patent right included in the Collateral of a Debtor (along with the goodwill of the business to which any such license or patent right pertains), throughout the world for such term or terms, on such conditions and in such manner as Secured Party in their sole discretion determine; and

(viii) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at Secured Party’s option and Debtor’s expense, any actions which Secured Party deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party were the absolute owners of the Collateral for all purposes.

(ix) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Party, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(x) to operate the Business of Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

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(xi) to notify any account Debtor and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Party, and to enforce the Debtor’ rights against such account Debtor and obligors.

Debtor hereby ratifies whatever actions Secured Party lawfully does or causes to be done in accordance with this Section 3. This power of attorney will be a power coupled with an interest and will be irrevocable.

(b) No Duty on Secured Party’s Part. The powers conferred on Secured Party by this Section 3 are solely to protect Secured Party’s interest in the Collateral and do not impose any duty upon it to exercise any such powers. Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of their officers, directors, employees or agents will, in the absence of willful misconduct or gross negligence, be responsible to Debtor for any act or failure to act pursuant to this Section 3.

(c) Application of Proceeds. The proceeds of any sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Party’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Party (based on then-outstanding principal amounts of Note at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the Default Rate set forth in the Line of Credit Agreement or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

5. Duty To Hold In Trust

(a) Upon the occurrence of any Event of Default and at any time thereafter, Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Promissory Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party, pro-rata in proportion to their respective then-currently outstanding principal amount of Promissory Note for application to the satisfaction of the Obligations.

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6. Expenses Incurred by Secured Party. Debtor shall pay all of Secured Party’s reasonable fees and costs incurred in the preparation of this Agreement and any related documents. If Debtor fail to perform or comply with any of its agreements or covenants contained in this Agreement, and Secured Party perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance will be jointly and severally payable by Debtor to Secured Party on demand and will constitute Obligations secured by this Agreement.

7. Remedies. If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a Secured Party under the Georgia Uniform Commercial Code, as amended from time to time (the “Code”). Without limiting the foregoing, in such circumstances, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), Secured Party may collect, receive, appropriate and realize upon any or all of the Collateral and/or may sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party will have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. Secured Party will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice will be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Debtor will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

8. Limitation on Duties Regarding Preservation of Collateral. The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the appropriate Code section or otherwise, will be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor any of its employees, affiliates or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

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9. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

10. No Waiver; Cumulative Remedies. Secured Party will not by any act (except by a written instrument pursuant to Section 11(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default under the Note or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy that Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may only be amended by prior written consent of Debtor and Secured Party. Any amendment or waiver effected in accordance with this Section 11(a) will be binding upon all of the parties hereto and their respective successors and assigns.

(b) Transfer; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Debtor and Secured Party, and their respective successors or assigns. Debtor may not assign any of its rights or delegate any of its duties under this Agreement.

(c) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia without regard to the laws that might be applicable under conflicts of laws principles.

(d) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices and other communications required or permitted hereunder shall be delivered (i) in person, (ii) by electronic mail, (iii) by way of recognized national overnight delivery service or (iv) by way of first class mail postage prepaid to the following addresses (or to such other address as may be designated in a properly delivered notice): To Secured Party at 10951 W. Pico Blvd. STE 204 Los Angeles, CA 90064 and to the Debtor at 1045 Progress Circle, Lawrenceville, GA 30043. All notices shall be deemed given when received.

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(g) Term. This Agreement shall terminate on the date on which all payments under the Promissory Note have been indefeasibly satisfied in full and all other Obligations have been satisfied in full or discharged (through cash payment or conversion); provided, however, that all indemnities of the Promissory Note contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

(h) Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

(i) Entire Agreement. This Agreement and the other documents evidencing, securing, or relating to the Loan constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

Signature pages follow

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IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:

VERT CAPITAL CORP.

By:
Name:	Michael Pope
Title:	President

DEBTOR:

LOGICAL CHOICE CORPORATION

By:
Name:	James Mark Elliott
Title:	Chief Executive Officer

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EXHIBIT “A”

DESCRIPTION OF COLLATERAL

Collateral” means the collateral in which the Secured Party are granted a security interest by this Agreement and which shall include the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) All accounts receivable and other rights to receive payments from customers;

(ii) all goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing;

(iii) all inventory, including, without limitation, all merchandise, raw materials, parts, supplies, all documents of title representing any of the foregoing, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(iv) all contract rights (including license rights and option rights) and general intangibles (including payment intangibles);

(v) all intellectual property rights, accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor and arising out of the sale or lease of goods, the licensing of technology or other intellectual property rights or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

(vi) all documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, supporting obligations, instruments and chattel paper and Debtor’s books relating to the foregoing;

(vii) all of Debtor’s books, records and data relating to any of the foregoing in any form whatsoever and any and all claims, rights and interests in any of the above and all substitutions therefore, additions and accessions thereto and proceeds thereof;

(viii) all rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

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(ix) any and all proceeds and products of the foregoing, including, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing; provided that, to the extent that the provisions of any contract, license or agreement expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof and the grant of a security interest therein, Debtor’ rights in such contract, license or agreement shall be excluded from the foregoing assignment and grant for so long as such prohibition continues, it being understood that upon request of Secured Party, Debtor shall in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party in Debtor’ rights under such contract, license or agreement.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each subsidiary of Debtor, including, without limitation, any shares of capital stock and/or other equity interests listed on Schedule A hereto (as the same may be modified from time to time pursuant to the terms hereof) of any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the foregoing, including, but not limited to, all dividends, interest and cash.

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